EXHIBIT (j)(10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A of our report dated February 26, 2007 relating to the financial statements and supplementary data of the Investment Grade Income Portfolio (the "Portfolio"), which appears in the December 31, 2006 Annual Report to Shareholders of the Portfolio, which is also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 24, 2008